THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                                  SEEBOARD plc

                             Company Number 2366867

           (adopted by special resolution passed on 18 November 1996)


                                   PRELIMINARY

1   (1)      In these articles the following words bear the following meanings -

             "the Act"                         the Companies Act 1985;

             "these articles"         the articles of association of the Company
                                      from time to time in force;

             "clear days"             in  relation  to  the period of a
                                      notice, that period excluding the day
                                      when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

             "Company"                SEEBOARD plc;

             "the directors"          the directors or any of them acting as the
                                      board of directors of the Company

             "month"                  a calendar month;

             "paid up"                paid or credited as paid;

             "present in person"      includes a duly authorised representative
                                      of a corporate shareholder;

             "holder" in relation to any shares, the member whose name is entered in the Register as the holder of such shares;

             "in writing"             written or produced by any substitute for
                                      writing or partly one and partly another;

             "Office"                 the registered office of the Company;

             "Register"               means the register of members of the
                                      Company kept pursuant to section 352 of
                                      the Act;

             "the seal"               the common seal of the Company, and
                                      includes any official seal kept by the
                                      Company by virtue of section 39 or 40 of the Act;

             "secretary"              any person appointed by the directors to
                                      perform any of the duties of the secretary of the Company including but not limited to a joint, assistant, temporary or deputy secretary

             "the Statutes"           the Act and every other Statute in force
                                      concerning companies and affecting the
                                      Company;

             "subsidiary"             has the same meaning as in section 736 of
                                      the Act;

             "subsidiary undertaking" has the same meaning as in section 258 of the Act; and

             "the United Kingdom"     Great Britain and Northern Ireland.

    (2) Save as aforesaid and unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Act.

    (3) A reference to any statute or provision of a statute includes a reference to any statutory modification or re-enactment of it from time to time in force whether coming into force before or after the adoption of these articles.

    (4)      Unless the context otherwise requires -

             (a)      words in the singular include the plural, and vice versa;

             (b)      words importing any gender include both genders;

             (c) a reference to a person includes a body corporate and an unincorporated body of persons;

             (d) a reference to execution shall include any mode of execution and the word "executed" shall be construed accordingly.

    (5) The headings are inserted for convenience only and do not affect the construction of these articles.

    (6) A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required.

2        The regulations contained in Table A do not apply to the Company.

                                  SHARE CAPITAL

3 Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant thereto -

         (a) the unissued shares for the time being in the capital of the Company shall be at the disposal of the directors, who may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as the directors think fit;

         (b) shares may be issued on terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these articles.

4 The directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the directors may think fit to impose.

5 Without prejudice to any special rights attached to any existing shares, any share may be issued with such preferred, deferred or other special rights or subject to such restrictions whether as regards dividend, return of capital, voting or otherwise as the Company may by ordinary resolution determine (or, if the Company does not so determine, as the directors may determine).

6 The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

7 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or in any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety of it in the holder.

Alteration of capital

8        The Company may by ordinary resolution -

         (a) increase its share capital by new shares of such amount as the resolution prescribes;

         (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (c) subject to the provisions of the Statutes, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum and the resolution may determine that, as between the shares resulting from such a sub-division, any of them may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares; and

         (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

9 Whenever as a result of a consolidation or sub-division of shares any members would become entitled to fractions of a share, the directors may settle the matter in any manner they deem fit and in particular may on behalf of those members sell to any person (including, subject to the provisions of the Act, the Company) the shares representing the fractions for such price as the directors think fit and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

10 Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account, in any way.

Purchase of own shares

11 Subject to the provisions of the Act, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class including any redeemable shares, but not unless the purchase has first been approved by an extraordinary resolution passed at a separate meeting of the holders of convertible shares.

                               VARIATION OF RIGHTS

12 Subject to the provisions of the Statutes, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up -

         (a) in such manner (if any) as may be provided by those rights; or

         (b) in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class,or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise. To every such separate meeting the provisions of these articles relating to general meetings shall apply, except that the necessary quorum at any such meeting other than an adjourned meeting shall be two persons together holding or representing by proxy at least on-third in nominal value of the issued shares of the class in question and at an adjourned meeting shall be one person holding shares of the class in question or his proxy.

13 Unless otherwise expressly provided by the rights attached to any shares, those rights -

         (a) shall be deemed to be varied by the reduction of the capital paid up on those shares and by the creation or issue of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by the first-mentioned shares;

         (b) shall otherwise be deemed not to be varied by the creation or issue of further shares ranking pari passu with or subsequent to the first-mentioned shares, and

         (c) shall be deemed not to be varied by the purchase by the Company of any of its own shares.

                               SHARE CERTIFICATES

14       (1)      Every  member,  upon becoming the holder of any shares,
                  shall be entitled, without payment, to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may from time to time determine. Every certificate shall be executed under the seal or in accordance with article
                  113 and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. Shares of different classes may not be included in the same certificate.

         (2) The Company shall not be bound to issue more than one certificate for a share held jointly by two or more persons and delivery of a certificate to one joint holder shall be sufficient delivery to all.

         (3) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the directors may determine. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

                                      LIEN

15 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts (whether presently payable or not) payable to the Company in respect of that share. The directors may waive any lien which has arisen and may resolve that any share shall for some limited period be wholly or in part exempt from the provisions of this article. The Company's lien on a share shall extend to all amounts payable in respect of it (including dividends) and the Company may apply such amounts in or towards satisfaction of the moneys payable to the Company in respect of that share.

16 The Company may sell, in such manner as the directors determine, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share, or the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and giving notice of intention to sell in default.

17 To give effect to the sale the directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

18 The net proceeds of the sale, after payment of the costs of such sale, shall be applied in payment of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold and subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share immediately prior to the sale.

                         CALLS ON SHARES AND FORFEITURE

19 Subject to the terms of allotment of such shares, the directors may make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or, when permitted, by way of premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20 A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

21 The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

22 If a call remains unpaid after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid, from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined in section 107 of the Act) and together with all costs, charges and expenses that may have been incurred by the Company by reason of such non-payment but the directors may waive payment of the interest or such costs, charges or expenses wholly or in part.

23 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. If it is not paid the provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if that sum had become due and payable by virtue of a call.

24 Subject to the terms of allotment, the directors may differentiate between the holders in the amounts and times of payment of calls on their shares.

25 The directors may receive from any member willing to advance it all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid on the shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate as the member and the directors agree.

26 If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and all costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

27 The directors may accept surrender of any share liable to be forfeited. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was, before the forfeiture or surrender, the holder thereof or to any other person entitled thereto and, at any time before the sale, allotment or disposal, the forfeiture or surrender may be cancelled on such terms as the directors determine. Where for the purposes of its disposal a forfeited or surrendered share is to be transferred to any person, the directors may authorise someone to execute an instrument of transfer of the share to that person.

28 A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for such shares but shall remain liable to the Company for all amounts which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in section 107 of the Act) from the date of forfeiture or surrender until payment, but the directors at their absolute discretion may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

                          CONCLUSIVE EVIDENCE OF TITLE

29 A statutory declaration in writing that a declarant is a director or the secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the lien, forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

30 The instrument of transfer of a share may be in any usual form or in any other form which the directors approve and shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee.

31 The directors may, in their absolute discretion and without giving any reason, refuse to register any transfer of shares. The directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly. They may also decline to recognise an instrument of transfer unless the instrument of transfer-

         (a) is lodged, duly stamped (if stampable), at the Office or at such other place as the directors may appoint and (except in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so); and

         (b)      is in respect of only one class of share.

32 If the directors refuse to register an allotment or transfer of a share, they shall within two months after the date on which the letter of allotment or transfer was lodged with the Company send to the allottee or transferee notice of the refusal.

33 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

34 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is given.

35       Nothing in these articles shall preclude the directors -

         (a) from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or

         (b) if empowered by these articles to authorise any person to execute an instrument of transfer of a share.

                            DESTRUCTION OF DOCUMENTS

36       (1)      The Company may destroy -

                  (a) any instrument of transfer, after six years from the date on which it is registered;

                  (b)     any   dividend   mandate  or  any   variation   or
                          cancellation thereof or any notification of change of name or address after two years from the date on which it is recorded;

                  (c) any share certificate, after one year from the date on which it is cancelled; and

                  (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry was first made in the Register in respect of it.

         (2) It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company: provided that-

                  (a) this article shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

                  (b) nothing in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than as provided for in this article which would not attach to the Company in the absence of this article; and

                  (c) references in this article to the destruction of any document include references to the disposal of it in any manner.

                             TRANSMISSION OF SHARES

37 If a member dies, the survivor where he was a joint holder, or his personal representative where he was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to his interest; but nothing in this article shall release the estate of a deceased member from any liability in respect of any share which had been held solely or jointly by him.

38 A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, subject as provided in this article, upon such evidence being produced as the directors may properly require to show his title to the share, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other operative event had not occurred. The directors may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the directors may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

39 A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the directors may properly require to show title to the share) shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, except with the authority of the directors, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares.

                                GENERAL MEETINGS

40 All general meetings other than annual general meetings shall be called extraordinary general meetings.

41 The directors may call general meetings and shall on a members' requisition made in accordance with the Act, convene an extraordinary general meeting. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or, if there is no director within the United Kingdom, any member of the Company may call a general meeting.

                                     NOTICES

42 Any notice to be given to or by any person pursuant to these articles shall be in writing, except for a notice calling a meeting of the directors when the provisions of article 105(2) shall apply.

43 The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by sending it by facsimile to a facsimile number given to the Company for this purpose. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, or otherwise at any address outside of the United Kingdom.

44 A member present either in person or by proxy, or in the case of a member which is a corporation by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting.

45 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title.

46 A notice sent by post shall be deemed to have been given on the day following that on which the envelope containing the notice was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been given on the day next but one after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that notice was given. A notice given by facsimile shall be deemed to have been received one hour after despatch and confirmation of transmission shall be conclusive evidence that notice was given.

47 A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it in any manner authorised by these articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

                           NOTICE OF GENERAL MEETINGS

48 Subject to the provisions of the Act, an annual general meeting and an extraordinary general meeting at which it is proposed to pass a special resolution or (except as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by at least twenty-one clear days' notice, and all other extraordinary general meetings shall be called by at least fourteen clear days' notice. The notice shall specify the place, the day and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. Subject to the provisions of these articles, notices shall be given to all members, and to all persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law. Nothing in these Articles shall prevent a general meeting being called at short notice in accordance with the Act.

49 The accidental failure to send or the non-receipt by any person entitled to receive any notice of or relating to any meeting or any other proceeding shall not invalidate the relevant meeting or other proceeding.

                                    ACCOUNTS

50 No member (other than a director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the directors or by ordinary resolution of the Company.

                         PROCEEDINGS AT GENERAL MEETINGS

51 No business other than the appointment of a chairman shall be transacted at any meeting unless a quorum is present. Two members present in person or by proxy and entitled to vote shall be a quorum.

52 If a quorum is not present within half an hour after the time appointed for holding the meeting (or such longer interval as the chairman of the meeting may think fit to allow), or if during a meeting a quorum ceases to be present, the meeting if convened on the requisition of members shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the directors may determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

53 The chairman (if any) of the board of directors, or in his absence the deputy chairman (if any), or in the absence of both of them some other director nominated by the directors, shall preside as chairman of the meeting, but if neither the chairman nor the deputy chairman nor such other director (if any) is present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number present to be chairman and, if there is only one director present and willing to act, he shall be chairman.

54 If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

55 A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares.

56 The chairman may adjourn a meeting at which a quorum is present to another time and place if requested to do so by such meeting and may so adjourn such meeting if either -

         (i)      he has the consent of such meeting; or

         (ii) in his opinion it is not practicable to obtain consent under sub-paragraph (i) above but it appears to him necessary in order to facilitate the business of the meeting.

         No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for twenty eight days or more, subject to the meeting being called at short notice in accordance with the Act, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

57 If an amendment proposed to any resolution under consideration is ruled out of order in good faith by the chairman, the proceedings on the resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

58 A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded -

         (a)      by the chairman; or

         (b by not less than five members present in person or by proxy and having the right to vote at the meeting; or

         (c) by a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) by a member or members present in person or by proxy and holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

59 Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

60 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

61 A poll shall be taken at the time and in the manner directed by the chairman, and he may appoint scrutineers (who need not be members). The chairman may decide the time and place for the declaration of the result of the poll. The chairman may, having announced his decision, adjourn or close the relevant meeting. The result of the poll shall be deemed to be the resolution of that meeting.

62 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

63 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs, not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

64 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

65 Subject to the provisions of the Act, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution in writing may consist of one or more instruments in like form each signed by or on behalf of one or more members.

PROXIES

66 An instrument appointing a proxy shall be in writing in any usual form or in any other form which the directors may approve (which may include provision for two-way voting) and in the case of an individual shall be signed by the appointor or his duly constituted attorney. A corporation may execute a form of proxy either under its common seal or under the hand of a duly authorised officer, attorney or other person authorised to sign it. The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following article, failing which the instrument may be treated as invalid. A member may appoint more than one proxy to attend on the same occasion. An instrument appointing a proxy which is duly executed and deposited or sent by facsimile in accordance with these articles shall supersede any such instrument in respect of the same meeting and the same shares which shall have been previously so deposited. If the Company proves unable in the time available to determine from its records which of the two or more such instruments shall have been deposited last, none of them shall be valid. Delivery of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it.

67 The instrument appointing a proxy must be deposited at the Office or at such other place in the United Kingdom, or sent by facsimile to such facsimile number, as is specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid unless the chairman of the meeting agrees otherwise. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

68 An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

                                VOTES OF MEMBERS

69 Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

70 In the case of joint holders of a share the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

71 No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him unless all amounts payable by him in respect of that share have been paid.

72 No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered. Subject to any objection made in due time, every vote counted and not disallowed at the meeting or adjourned meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

73 On a poll, votes may be given either personally or by proxy or (in the case of a corporate member or corporation sole) by a duly authorised representative. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way. A proxy need not be a member.

74 A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation or corporation sole shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination was received by the Company at the Office, or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

75 The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of these articles a demand for a poll made by a person as proxy for a member or as the duly authorised representative of a member which is a corporation or of a corporation sole shall be the same as a demand made by the member except that for the purpose of establishing whether the requirements of article 58 are met, the voting rights which may be exercised by such person in his capacity as proxy for, or duly authorised representative of the member, and not the voting rights which may be exercised by the member himself, shall be taken into account).

                 INCORPORATED MEMBERS ACTING BY REPRESENTATIVES

76 Any corporation or corporation sole which is a member of the Company (in this article the "grantor") may (by resolution of its directors or other governing body or by authority given under seal or under hand of any officer duly authorised by it) authorise such person as it thinks fit to act as its representative (or representatives) at any meeting of the Company, or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company, and the grantor shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present.

                                    DIRECTORS

Number of directors

77 Unless otherwise determined by the Company by ordinary resolution the number of directors (other than alternate directors) shall not be subject to a maximum but shall not be less than two.

Share qualification

78 A director shall not be required to hold any shares in the Company by way of qualification.

Fees

79 The directors shall be entitled to such remuneration as the Company may by ordinary resolution determine, and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day. The directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the directors or of committees of the directors or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of their duties as directors.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

Executive directors

80 The directors may appoint one or more of their number to the office of chief executive, managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision of any services outside the scope of the ordinary duties of a director. Subject to the provisions of the Act, any such appointment, agreement or arrangement may be made for such term, at such remuneration and on such other conditions as the directors think fit. Any appointment of a director to an executive office shall automatically terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company. A director appointed to an executive office shall not cease to be a director merely because his appointment to such office terminates.

General

81 Notwithstanding any other provision of these articles, while the Company is a subsidiary, the immediate holding company for the time being of the Company may appoint any person to be a director or remove any director (including any alternate director) from office. Every such appointment or removal shall be in writing and signed by or on behalf of the said holding company and shall take effect upon receipt at the Office or by the secretary.

82 The Company may by ordinary resolution elect a person who is willing to act to be a director, either to fill a vacancy or as an additional director.

83 The directors may at any time appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed as the maximum number of directors by or in accordance with these articles.

84 The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the minimum number fixed by or in accordance with these articles, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting. If there be no director or directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

Retirement by rotation

85       The directors shall not be required to retire by rotation.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

86 Without prejudice to the provisions of the Statutes, the Company may, by ordinary resolution of which special notice (within the meaning of section 379 of the Act) has been given, remove a director before the expiration of his period of office (but such removal shall be without prejudice to any claim to damages for breach of any contract of service between the director and the Company) and may, by ordinary resolution, appoint another person instead of him. In default of such election the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

87 No person shall be disqualified from being appointed or reappointed a director and no director shall be required to vacate that office by reason only of the fact that he has attained the age of seventy or any other age, nor shall it be necessary to give special notice under the Act of any resolution appointing, reappointing or approving the appointment of a director by reason of his age. Where a general meeting is convened at which a director will be proposed for appointment or reappointment who will, at the date of the meeting, be seventy, the directors shall give notice of his age in the notice convening the meeting or in any document sent with it; but the accidental omission to give such notice shall not invalidate any proceedings at the meeting or any appointment or reappointment of the director concerned.

88       The office of a director shall be vacated if -

         (a)      he becomes prohibited by law from being a director; or

         (b) he has a bankruptcy order made against him or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

         (c) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs; or

         (d) he resigns his office by notice in writing to the Company left at the Office or if he offers, in writing, to resign and the directors resolve to accept his offer; or

         (e) in the case of a director who holds any executive office, his appointment as such is terminated or expires and the directors resolve that his office be vacated; or

         (f) he is absent for more than six consecutive months without permission of the directors from meetings of the directors held during that period (whether or not an alternative director appointed by him attends) and the directors resolve that his office be vacated; or

         (g) a notice in writing is served upon him, a copy or copies of which have been signed by all his co-directors to the effect that his office as director shall on receipt of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company; or

         (h)      the director is removed from office pursuant to article 81.

Disclosure of Interests

89       (1)      Subject to the provisions of the Act, and provided that
                  he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office -

                  (a)      may be a party to, or  otherwise  interested  in,
                           any contract,  transaction  or  arrangement  with the
                           Company  or  in  which  the   Company  is   otherwise
                           interested;

                  (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by or promoting the Company or in which the Company is otherwise interested;

                  (c)      may  (or  any  firm  of  which  he is a  partner,
                           employee  or  member  may)  act  in  a   professional
                           capacity for the Company (other than as Auditor) and be remunerated therefor; and

                  (d) shall not, save as otherwise agreed by him be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

         (2)      For the purposes of this article -

                  (a) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such contract, arrangement or transaction of the nature and extent so specified;

                  (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

                  (c) a director shall not in any circumstances be required to disclose to the directors that he is a director or other officer of, or employed by, or interested in shares or other securities of, any body corporate which is the ultimate holding company of the Company or is a subsidiary of such ultimate holding company.

Authority to award pensions and gratuities

90 The directors shall have power to and at their discretion may, pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or former director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

Alternate directors

91 Any director (other than an alternate director) may appoint any person, who is willing to act and who is either a director or who is approved by resolution of the directors, to be an alternate director and may remove from office an alternate director appointed by him. A person may act as alternate director to represent more than one director.

92 An alternate director shall be entitled to receive notices (in any manner provided in article 105(2)) of meetings of the directors and of committees of the directors of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not present, and generally at such meeting to perform all the functions of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he (instead of his appointor) were a director. If he shall be himself a director, or shall attend any such meeting as an alternate for more than one director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act, his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor. To such extent as the directors may from time to time determine in relation to any committees of the directors, the foregoing provisions of this paragraph shall also apply to any meeting of any such committee of which his appointor is a member.

93 An alternate director shall have the same obligations of disclosure of interests and the same right to contract and be interested in and to benefit from contracts, arrangements or transactions, and the same right to be repaid expenses and to be indemnified, as if he were a director.

94       An alternate director shall cease to be an alternate director:

                  (a) if his appointor ceases to be a director; but, if a director retires but is reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment; or

                  (b) on the happening of any event which if he were a director would cause him to vacate his office as a director.

95 An appointment or removal of an alternate director shall be by notice to the Company executed by the director making or revoking the appointment and deposited at the Office, or in any other manner approved by the directors and shall take effect in accordance with the terms of the notice on receipt of such notice by the Company.

96 Save as otherwise provided in these articles, an alternate director shall not have power to act as a director, shall not be deemed for the purposes of these articles to be a director and shall alone be responsible for his own acts and defaults, and he shall not be deemed to be the agent of the director appointing him.

                               POWERS OF DIRECTORS
General

97 The business of the Company shall be managed by the directors who, subject to the provisions of the Act, the memorandum and these articles and to any directions given by special resolution, may exercise all the powers of the Company. No alteration of the memorandum or these articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by these articles and a meeting of the directors at which a quorum is present may exercise all powers exercisable by the directors.

Borrowings

98 Subject to the provision of the Statutes, the directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present and future) and uncalled capital or any part of parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Appointments

99 The directors may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment (other than the office of chief executive or joint chief executive or deputy or assistant chief executive director) shall not imply that the holder is a director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these articles.

                         DELEGATION OF DIRECTORS' POWERS

100    (1)        The  directors  may  delegate  any of their  powers or
                  discretions to committees consisting of one or more directors.
                  Any such  committee  shall,  unless  the  directors  otherwise
                  resolve,   have  power  to  sub-delegate   to   sub-committees
                  consisting  of one or more  directors  or to any  employee  or agent  of  the  Company  any  of  the  powers  or  discretions delegated  to it.  The  directors  may  also  delegate  to any director  holding any  executive  office such of its powers as the directors  consider  desirable to be exercised by him. Any delegation  in  accordance  with  this  article,  may be  made subject to such  conditions as the directors or the committee, as  appropriate,  may specify,  and may be revoked or altered.
                  The  directors  may  co-opt  on  to  any  such   committee  or
                  sub-committee  persons  other  than  directors,  who may enjoy voting  rights in the committee or  sub-committee.  Insofar as any such power or  discretion  is  delegated  to a  committee, sub-committee,  employee  or agent of the  Company or director holding executive  office,  any reference in these articles to the exercise by the  directors of the power or  discretion  so delegated  shall  be  read  and  construed  as  if it  were  a
                  reference   to  the  exercise   thereof  by  such   committee,
                  sub-committee, employee or agent of the Company or director holding executive office. Any committee or sub-committee so formed or such employee or any agent of the Company or director holding executive office shall, in the exercise of the power so delegated, conform to any regulations which may from time to time be imposed by the directors.

         (2)      The  meetings  and   proceedings  of  any  such  committee  or
                  sub-committee consisting of two or more persons shall be governed by the provisions of these articles regulating the meetings and proceedings of the directors, so far as the same are not superseded by any regulations made by the directors under this article.

         (3) The directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may determine their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101 The directors may, by power of attorney or otherwise, appoint any person or a body corporate, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers and discretions vested in him.

                            PROCEEDINGS OF DIRECTORS

Appointment of Chairman and Deputy Chairman

102 The directors may elect from their number, and remove, a chairman and a deputy chairman of the board of directors. The chairman, or in his absence the deputy chairman, shall preside at all meetings of the directors, but if there is no chairman or deputy chairman, or if at the meeting neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the directors present may choose one of their number to be chairman of the meeting.

Quorum

103      (1)      The  directors,  and any  committee of the  directors,
                  shall  be  deemed  to meet  together  if,  being  in  separate locations, they are nonetheless linked by conference telephone
                  or  other   communication   equipment   which   allows   those
                  participating to hear and speak to each other and a quorum in that event shall be two persons (or such other number fixed in accordance with article 103(2)) so linked. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.
         (2)      No  business  shall  be  transacted  at  any  meeting  of  the directors unless a quorum is present. The quorum may be fixed by the directors and unless so fixed at any other number shall be two. Subject to the provisions of article 92, an alternate director who is not himself a director shall, if his appointor is not present, be counted in the quorum.

Entitlement to vote

104 A director may vote at a meeting of the directors or a committee of the directors on any resolution concerning a transaction or arrangement with the Company or in which the Company is interested, or concerning any other matter in which the Company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the Company.

General

105      (1)      Subject  to the  provisions  of these  articles,  the
                  directors may regulate their proceedings as they think fit.

         (2) A director may, and the secretary at the request of a director shall, call a meeting of the directors. Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him by post to his last known address or any other address given by him to the Company for this purpose or by facsimile to a facsimile number given by him to the Company for this purpose. Any director may waive notice of a meeting and any such waiver may be retrospective.

         (3) If a director notifies the Company in writing of an address in the United Kingdom at which notice of meetings of the directors is to be given to him when he is absent from the United Kingdom, he shall, if so absent, be entitled to have notice given to him at that address but the Company shall not be obliged by virtue of this paragraph to give any director a longer period of notice than he would have been entitled to had he been present in the United Kingdom at that address.

         (4) Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote.

106 All acts done by a meeting of the directors, or of a committee or sub-committee of the directors, or by a person acting as a director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any of the persons acting as aforesaid or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or a member of the committee or sub-committee and had been entitled to vote.

Written resolutions

107 A resolution in writing executed by all the directors entitled to receive notice of a meeting of the directors or of a committee or sub-committee of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors or (as the case may be) of that committee or sub-committee of the directors duly convened and held, and may consist of several documents in the like form each executed by one or more directors, but a resolution executed by an alternate director need not also be executed by his appointor and, if it is executed by a director who has appointed an alternate director, it need not also be executed by the alternate director in that capacity.

                                     MINUTES

108      Minutes shall be kept -

         (a)      of all appointments of officers made by the directors; and

         (b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the directors, and of committees or sub-committees of the directors, including the names of the directors present at each such meeting.

                                    SECRETARY

109 Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and on such other conditions as they think fit and any secretary so appointed may be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between the secretary and the Company. If thought fit two or more persons may be appointed as joint secretaries. The directors may also appoint, on such terms as they may think fit, one or more deputy and/or assistant secretaries.

                                    THE SEAL

Authority required for use of seal

110 The seal and any securities seal shall only be used by the authority of a resolution of the directors or of a committee of the directors. The directors may determine who shall sign any instrument executed under the seal and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on such document or by applying the seal or a facsimile of it by any other means to such document.

Certificates for shares and debentures

111 The directors may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security executed under the seal or in accordance with Article 113 may have signatures affixed to them by some mechanical means, or printed thereon or, in the case of a certificate executed under the seal, need not bear any signature.

Official seal for use abroad

112 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad. Execution of instrument as a deed under hand

113 Where the Act so permits, any instrument signed, with the authority of a resolution of the directors or of a committee or sub-committee of the directors, by one director and the secretary or by two directors and expressed to be executed by the Company, shall have the same effect as if executed under the seal.

Delivery of deeds

114 A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

                                  RECORD DATES

115 Notwithstanding any other provision of these articles, and in accordance with the Statutes, the Company or the directors may, by resolution, specify any date (the "record date") as the date at the close of business (or such other time as the directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights of transferors and transferees in respect of any such shares or other securities.

                                    DIVIDENDS
Final Dividends

116 The Company may by ordinary resolution declare dividends but no dividend shall exceed the amount recommended by the directors.

Interim Dividends

117 The directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

118 Except as otherwise provided by these articles or the rights attached to shares, or the terms of issue thereof, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case, dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this article, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

119 A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company. Where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient and in particular may issue fractional certificates (or ignore fractions) and fix the value for distribution of any such specific assets, or any part thereof, and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

Dividend payments

120      (A)      Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid:-

                  (i) by cheque sent by post to the payee or, where there is more than one payee, to the payees at the address on the register of members; or

                  (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct; or

                  (iii) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to.

                  Payment of a cheque by the banker upon whom it is drawn shall be a good discharge to the Company and every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby.

         (B) Subject to the provisions of these article and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the directors may determine.

Interest on dividends

121 No dividend or other money payable on or in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

Retention of dividends

122      (A)      The  directors  may retain any  dividend  or other  moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

         (B) Where any person is entitled to shares or to transfer shares under the provisions as to transfer of shares contained in these articles, the directors may retain dividends payable on the relevant shares until that person shall become a member in respect of them or shall transfer them.

Waiver of dividend

123 The waiver in whole or in part of a dividend shall be effective only if the waiver document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and to the extent that it is acted upon by the Company.

                     CAPITALISATION OF PROFITS AND RESERVES

124 The directors may, with the authority of an ordinary resolution of the Company -

         (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve accounts including any share premium account, capital redemption reserve (or other undistributable reserve) or any sum standing to the credit of the profit and loss account;

         (b) effect such capitalisation by appropriating such sum to the members on the Register at the close of business on the date specified in the resolution in proportion to their holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares issued, unissued shares of any other class) for allotment and distribution credited as fully paid up as bonus shares in the proportion agreed.

         (c) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

         (d) make such provision as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned);

         (e) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

         (f) generally do all acts and things considered necessary or expedient to give effect to such resolution as aforesaid.

                                   WINDING UP

125 The directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the court), the liquidator may, with the sanction of an extraordinary resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may, for that purpose, set such value as he deems fair upon any one or more class or classes of property and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

                                    INDEMNITY

126      (A)      For the purpose of this article  "Relevant  Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

         (B) Subject to the provisions of and so far as may be consistent with the Statutes, every director or other officer of the Company shall be indemnified out of the assets of the Company against and/or be exempted by the Company from any liability, loss, cost, charge or expenditure incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any funding or admission of any material breach of duty on his part) or in which he is acquitted or incurred in connection with any application under any statute in which relief is granted to him by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of the Company.

         (C) Without prejudice to paragraph (B) of this article the directors may purchase and maintain insurance at the expense of the Company for or for the benefit of any persons who are or were at any time directors, officers or employees of any Relevant Company or who are or were trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.